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                                                                    Exhibit 10.2


                FIRST AMENDMENT TO MAIN STREET BANKS INCORPORATED
                           RESTRICTED STOCK AWARD PLAN
                    ADOPTED BY THE SHAREHOLDERS AT THE ANNUAL
                          SHAREHOLDERS MEETING HELD ON
                                 APRIL 20, 1993

PURPOSE OF AMENDMENT. This Amendment to the Main Street Banks Incorporated Restricted Stock Award Plan (the "Plan") is for the purpose of increasing the number of shares of Common Stock of Main Street Banks Incorporated available for awards to eligible employees as Restricted Stock under the Plan. Except as specifically provided herein, the Plan shall remain in full force and effect and shall be unaffected by this Amendment. All terms used in this Amendment shall have the meanings set forth in the Plan unless otherwise specified.

AMENDMENT.  The Plan shall be amended as follows:

Article IV, Section 4.5 is amended by striking the words "ten thousand (10,000)" in the first sentence thereof, and replacing the same with the words "twenty thousand (20,000)", and by striking the numeral "10,000" in the third sentence thereof and replacing the same with the numeral "20,000".

EFFECTIVE DATE. The effective date of this Amendment and the provisions amending the Plan provided herein shall be the date this Amendment is approved by the Board of Directors, and subject to shareholder approval on or before June 30, 1993.